Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Reports Second Quarter 2016 Financial Results and

Declares a Dividend of $0.34 Per Share

BOSTON – August 4, 2016 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit”), a direct lender to lower middle market companies, today announced financial results for its second fiscal quarter ended June 30, 2016. Additionally, THL Credit announced that its Board of Directors has declared a third fiscal quarter 2016 dividend of $0.34 per share payable on September 30, 2016, to stockholders of record as of September 15, 2016.

HIGHLIGHTS

($ in millions, except per share amounts)
	As of June 30, 2016
Portfolio results
Total assets	$708.3
Investment portfolio, at fair value	$691.7
Net assets	$394.1
Net asset value per share	$11.88
Weighted average yield on investments	10.9%

	Quarter ended June 30, 2016	Quarter ended June 30, 2015
Portfolio activity
Total portfolio investments made, at par	$17.5	$52.3
Number of new portfolio investments	—	1
Number of portfolio investments at end of period	49	57
Operating results
Total investment income	$20.5	$23.8
Net investment income	$11.7	$11.9
Net (decrease) increase in net assets from operations	$(0.7)	$14.1
Net investment income per share	$0.35	$0.35
Dividends declared per share	$0.34	$0.34

“We continue our efforts to reposition the portfolio toward more floating rate secured investments that we believe will reduce exposure to portfolio company risks and potential changes in interest rates,” said Chris Flynn, Co-CEO. “In the first half of 2016, we used proceeds from repayments and sales of investments to delever our balance sheet and strategically reinvest in more senior secured first lien loans and THL Credit Logan JV, LLC, which holds more senior positions, while also reducing our exposure to second lien and subordinated debt investments at the end of the quarter.”

“We are making progress in our efforts to proactively restructure the balance sheets of certain legacy unsponsored investments and investments in the energy space,” said Sam Tillinghast, Co-CEO. “We believe such restructurings will enable us to work more closely with company management to properly navigate operational or industry sector challenges.”

PORTFOLIO AND INVESTMENT ACTIVITY

In the second quarter, THL Credit closed on $17.5 million in follow-on investments in six existing portfolio companies.

Follow-on investments for the second quarter included:

•	$5.6 million equity contribution to THL Credit Logan JV, LLC (“Logan JV”);

•	$5.1 million investment in the first lien senior secured term loan and preferred equity of Virtus Pharmaceuticals, LLC;

•	$1.9 million investment in the first lien senior secured revolving loan in OEM Group, LLC;

•	$2.5 million investment in the subordinated term loan and preferred equity of A10 Capital, LLC;

•	$1.6 million investment in the first lien senior secured term loan in The John Gore Organization, Inc., formerly known as Key Brand Entertainment, Inc.; and

•	$0.8 million investment in the preferred equity of Alex Toys, LLC.

Notable proceeds from realizations for the quarter included:

•	$22.3 million from the repayment of a second lien term loan in Connecture, Inc., which included prepayment premium and other fees of $0.4 million;

•	$9.6 million from the repayment of a second lien term loan in Vision Solutions, Inc., at par; and

•	$3.7 million from the sale of an equity investment in Surgery Center Holdings, Inc., all of which was recognized as a realized gain.

These transactions bring the total fair value of THL Credit’s investment portfolio to $691.7 million across 49 portfolio investments at the end of the second quarter. As of June 30, 2016, THL Credit’s investment portfolio at fair value was allocated 50 percent in first lien debt, which includes unitranche investments, 20 percent in second lien debt, 7 percent in subordinated debt, 8 percent in Logan JV, 4 percent in other income-producing securities and 11 percent in equity securities and warrants. The weighted average yield on follow-on investments made in the second quarter of 2016 was 10.8 percent. As of June 30, 2016, the weighted average yield of the debt and income-producing securities, including Logan JV, in the investment portfolio at their current cost basis was 10.9 percent. As of June 30, 2016, THL Credit had three loans on non-accrual status with an aggregate amortized cost of $54.5 million and fair value of $30.1 million, or 7.6 percent and 4.4 percent of the portfolio’s amortized cost and fair value, respectively. As of June 30, 2016, 84 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR, and 16 percent bore interest at fixed rates.

This compares to the portfolio as of Dec. 31, 2015, which had a fair value of $754.2 million across 55 investments allocated 49 percent in first lien debt, including unitranche investments, 23 percent in second lien debt, 9 percent in subordinated debt, 6 percent in Logan JV, 4 percent in other income-producing equity securities, and 9 percent in equity securities. The weighted average yield of the debt and other income-producing securities in the investment portfolio at their cost basis as of Dec. 31, 2015 was 11.2 percent (11.3 percent including Logan JV). The weighted average yield on the debt investments alone at their cost basis as of Dec. 31, 2015 was 11.0 percent. As of Dec. 31, 2015, THL Credit had two loans on non-accrual status with an aggregate amortized cost of $25.0 million and fair value of $13.9 million, or 3.3 percent and 1.8 percent of the portfolio’s amortized cost and fair value, respectively. As of Dec. 31, 2015, 78 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR, and 22 percent bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended June 30, 2016 and 2015 was $20.5 million and $23.8 million, respectively, and consisted of $15.0 million and $19.0 million of interest income on debt securities (which included PIK interest of $0.5 million and $1.4 million and prepayment premiums of $0.3 million and $0, respectively), $2.6 million and $1.1 million of dividend income, $1.7 million and $2.1 million of interest income on other income-producing securities, and $1.2 million and $1.6 million of other income, primarily related to fees from THL Credit’s managed vehicles and other investments, respectively.

The decrease in investment income compared to the prior period was primarily due to contraction in the overall investment portfolio since June 30, 2015, which led to lower interest income, and additional loans that were put on non-accrual status. This decrease was offset primarily by an increase in dividend income from the Logan JV.

Expenses

Expenses for the three months ended June 30, 2016 and 2015 were $8.8 million and $11.8 million, respectively. For the three months ended June 30, 2016 and 2015, base management fees were $2.8 million and $2.9 million, incentive fees were $0 and $3.0 million, administrator and other expenses were $2.0 million and $2.3 million and fees and expenses related to THL Credit’s borrowings were $3.9 million and $3.6 million, respectively. In addition, for the three months ended June 30, 2016 and 2015, THL Credit recorded an income tax (benefit) provision related to its consolidated blocker corporations, excise and other taxes of $0.1 million and $0, respectively.

The decrease in operating expenses during the respective periods was due primarily to lower incentive fees as a result of net realized and unrealized losses in the portfolio. This decrease was offset by an increase in interest and fees on borrowings.

Net investment income

Net investment income totaled $11.7 million and $11.9 million for the three months ended June 30, 2016 and 2015, or $0.35 and $0.35 per share based upon 33,233,915 and 33,810,089 weighted average common shares outstanding, respectively.

The decrease in net investment income during the respective periods is primarily attributable to additional loans put on non-accrual status, a decrease in cash interest on other debt investments and an increase in interest and fees on borrowings. This was offset by lower incentive fees as a result of net realized and unrealized losses in the portfolio and the increase in dividend income related to the Logan JV.

Net realized gains and losses on investments, net of income tax provision

For the three months ended June 30, 2016, THL Credit recognized a net realized gain on portfolio investments of $3.7 million, primarily related to the sale of its equity investment in Surgery Center Holdings, Inc. For the three months ended June 30, 2015, THL Credit recognized a nominal gain from the partial sale of its investments.

Net change in unrealized appreciation on investments

For the three months ended June 30, 2016 and 2015, THL Credit’s investment portfolio had a net change in unrealized (depreciation) appreciation of $(15.9) million and $2.5 million, respectively.

The net change in unrealized (depreciation) appreciation was driven by changes in capital market conditions and the financial performance of certain assets including Hostway Corporation, Tri Starr Management Services, Inc., and Washington Inventory Services.

Provision for taxes on unrealized gain on investments

For the three months ended June 30, 2016 and 2015, THL Credit recognized a provision for tax on unrealized gains of $0.1 million and $0.4 million related to consolidated subsidiaries, respectively.

The change in provision for tax on unrealized gains on investments relates primarily to changes to the unrealized appreciation of the investments held in taxable consolidated subsidiaries, other temporary differences and a change in the prior year estimates received from certain portfolio companies.

Realized and unrealized appreciation (depreciation) on interest rate derivative

For the three months ended June 30, 2016 and 2015, THL Credit’s interest rate derivative agreement had a net change in unrealized appreciation of $0.01 million and $0.04 million, respectively.

The net change in unrealized appreciation was due to capital market changes impacting swap rates.

For the three months ended June 30, 2016 and 2015, THL Credit recognized a realized loss related to amounts paid on the interest rate derivative of $0.1 million and $0.1 million, respectively.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $(0.7) million and $14.1 million, or $(0.02) and $0.42 per share based upon 33,233,915 and 33,810,089 weighted average common shares outstanding, for the three months ended June 30, 2016 and 2015, respectively.

The decrease in net assets resulting from operations for the respective periods is due primarily to net realized and unrealized losses in the portfolio.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2016, THL Credit had cash of $4.0 million. THL Credit’s liquidity and capital resources are derived from its credit facilities, equity and debt raises and cash flows from operations, including investment sales and repayments, and income earned. THL Credit’s primary use of funds includes making investments in portfolio companies, payment of dividends to stockholders and funding operating expenses. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from the turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives.

As of June 30, 2016, THL Credit had $308.4 million in outstanding borrowings, which was comprised of $106.5 million outstanding on the term loan facility and $116.9 million outstanding on the revolving credit facility, and $85.0 million outstanding of notes payable outstanding. As of June 30, 2016, borrowings outstanding had a weighted average interest rate of 4.12 percent. For the six months ended June 30, 2016, THL Credit borrowed $65.0 million and repaid $100.3 million under the credit facilities.

For the six months ended June 30, 2016, THL Credit operating activities provided cash of $59.6 million primarily from the sales and repayments of investments and its financing activities used $35.3 million to repay borrowings on its credit facility, $22.6 million for distributions to stockholders, $1.5 million to repurchase common stock and $0.1 million for the payment of financing and offering costs.

For the six months ended June 30, 2015, THL Credit’s operating activities provided cash of $44.0 million primarily in connection with the sales and repayments of investments and its financing activities used $12.0 million to repay borrowings on its credit facility, $23.0 million for distributions to stockholders, $3.8 million to repurchase common stock, and $0.1 million for the payment of financing and offerings costs.

STOCK REPURCHASE PROGRAM

For the three month period ended June 30, 2016, THL Credit repurchased 0.1 million shares of its common stock at an average price of approximately $10.99 per share, inclusive of commissions, or a weighted average discount to its net asset value of 10.3 percent. The total dollar amount of shares repurchased during the three month period ended June 30, 2016 was $1.0 million.

These repurchases were completed pursuant to a stock repurchase program authorized by THL Credit’s board of directors on March 8, 2016 under a $25.0 million stock repurchase program. Unless extended by its board of directors, the stock repurchase program will terminate on March 8, 2017 and may be modified or terminated at any time for any reason without prior notice. The timing and amount of any stock repurchases will depend on the terms and conditions of the repurchase program and no assurances can be given that any particular amount will be purchased. THL Credit has provided its stockholders with notice of its intention to repurchase shares of its common stock in accordance with 1940 Act requirements. THL Credit will retire immediately all such shares of common stock that it purchases in connection with the stock repurchase program.

RECENT DEVELOPMENTS

From July 1, 2016 through August 4, 2016, excluding additional investments made as part of restructurings mentioned below, THL Credit closed one new and one follow-on investment totaling $6.6 million in the business services and media, entertainment and leisure industries. Both the new and follow-on investments were first lien floating rate investments with a combined weighted average yield of 10.1%.

On July 1, 2016, THL Credit received proceeds of $10.2 million from the repayment of its second lien investment in American Covers, Inc., which included a prepayment premium of $0.2 million.

On July 1, 2016, THL Credit restructured its investment in Loadmaster Derrick & Equipment, Inc. As part of the restructuring, it exchanged the cost basis of its senior secured loans totaling $14.7 million for a new senior secured first lien term loan of $7.0 million and an income producing debt-like preferred equity position, valued at $1.1 million. As a result of the restructuring, THL Credit recognized a $6.6 million loss on conversion to preferred equity. Additionally, it made a $1.5 million investment in a first lien senior secured term loan as part of the restructuring.

On July 22, 2016, THL Credit restructured its investment in Tri-Starr Management Services, Inc. As part of the restructuring, THL Credit exchanged the cost basis of its subordinated debt totaling $20.6 million for a controlled equity position of an affiliate of Tri-Starr Management Services, Inc. valued at $3.1 million.

As result of the restructuring, THL Credit recognized a $17.5 million loss on conversion of its subordinated debt investment to common equity. Additionally, THL Credit made a $3.1 million investment to acquire a first lien senior secured term loan position in the company as part of the restructuring.

On August 2, 2016, THL Credit’s board of directors declared a dividend of $0.34 per share payable on September 30, 2016 to stockholders of record at the date of business on September 15, 2016.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on August 5, 2016, at 10:30 a.m. Eastern Daylight Time. The conference call will be led by Christopher J. Flynn and Sam W. Tillinghast, co-chief executive officers, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 45871579. THL Credit will also broadcast the conference call live via its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through August 12, 2016, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 45871579. The replay will also be available on the THL Credit’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(in thousands, except per share data)

	June 30, 2016	December 31, 2015
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $599,965 and $682,065, respectively)	$563,445	$672,333
Controlled investments (cost of $116,837 and $84,773, respectively)	128,219	81,823
Non-controlled, affiliated investments (cost of $5 and $7, respectively)	5	7

Total investments at fair value (cost of $716,807 and $766,845, respectively)	$691,669	$754,163
Cash	4,013	3,850
Interest, dividends, and fees receivable	7,020	7,060
Deferred financing costs	2,877	3,224
Deferred tax assets	1,257	1,118
Due from affiliate	612	686
Prepaid expenses and other assets	477	485
Other deferred assets	263	375
Deferred offering costs	93	—
Receivable for paydown of investments	55	330

Total assets	$708,336	$771,291

Liabilities:
Loans payable ($223,401 and $258,651 face amounts, respectively, reported net of unamortized debt issuance costs of $1,735 and $1,902, respectively)	$221,666	$256,749
Notes payable ($85,000 and $85,000 face amounts, respectively, reported net of unamortized debt issuance costs of $2,961 and $3,191, respectively)	82,039	81,809
Payable for investment purchased	—	—
Accrued incentive fees	1,294	4,243
Deferred tax liability	3,999	3,881
Base management fees payable	2,809	2,944
Accrued expenses and other payables	1,528	1,665
Accrued interest and fees	375	485
Other deferred liabilities	277	410
Interest rate derivative	246	206

Total liabilities	314,233	352,392
Net Assets:
Preferred stock, par value $.001 per share, 100,000 preferred shares authorized, no preferred shares issued and outstanding	—	—
Common stock, par value $.001 per share, 100,000 common shares authorized, 33,169 and 33,311 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	33	33
Paid-in capital in excess of par	440,013	441,742
Net unrealized (depreciation) appreciation on investments, net of provision for taxes of $3,999 and $3,791, respectively	(29,137)	(16,473)
Net unrealized depreciation on interest rate derivative	(246)	(206)
Accumulated undistributed net realized losses	(25,133)	(14,349)
Accumulated undistributed net investment income	8,573	8,152

Total net assets	394,103	418,899

Total liabilities and net assets	$708,336	$771,291

Net asset value per share	$11.88	$12.58

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$15,845	$20,872	$34,852	$41,781
Dividend income	74	293	74	293
Other income	765	847	1,057	2,501
From non-controlled, affiliated investments:
Other income	380	650	865	1,245
From controlled investments:
Interest income	839	238	1,172	476
Dividend income	2,539	776	4,956	1,104
Other income	38	75	75	113

Total investment income	20,480	23,751	43,051	47,513
Expenses:
Interest and fees on borrowings	3,489	3,159	7,004	6,240
Base management fees	2,809	2,889	5,712	5,894
Administrator expenses	893	923	1,820	1,870
Other general and administrative expenses	606	743	1,179	1,429
Amortization of deferred financing costs	384	398	769	825
Professional fees	372	463	830	797
Directors’ fees	200	236	410	436
Incentive fees	—	2,983	30	5,961

Total expenses	8,753	11,794	17,754	23,452
Income tax provision, excise and other taxes	65	23	236	218

Net investment income	11,662	11,934	25,061	23,843
Realized Gain and Change in Unrealized Appreciation on Investments:
Net realized gain (loss) on investments:
Non-controlled, non-affiliated investments	3,655	46	(1,964)	77
Controlled investments	26	—	(10,887)	—

Net realized gain (loss) on investments	3,681	46	(12,851)	77

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	(19,057)	(881)	(26,786)	1,004
Controlled investments	3,206	3,420	14,330	5,282

Net change in unrealized (depreciation) appreciation on investments	(15,851)	2,539	(12,456)	6,286

Net realized and unrealized gain (loss) from investments	(12,170)	2,585	(25,307)	6,363
Provision for taxes on unrealized gain on investments	(99)	(388)	(207)	(216)
Interest rate derivative periodic interest payments, net	(65)	(111)	(167)	(227)
Net change in unrealized appreciation (depreciation) on interest rate derivative	12	39	(40)	(143)

Net (decrease) increase in net assets resulting from operations	$(660)	$14,059	$(660)	$29,620

Net investment income per common share:
Basic and diluted	$0.35	$0.35	$0.75	$0.70
Net (decrease) increase in net assets resulting from operations per common share:
Basic and diluted	$(0.02)	$0.42	$(0.02)	$0.87
Dividends declared and paid	$0.34	$0.34	$0.68	$0.68
Weighted average shares of common stock outstanding:
Basic and diluted	33,234	33,810	33,290	33,857

ABOUT THL CREDIT

THL Credit, Inc. (“THL Credit”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through privately negotiated investments in debt and equity securities of lower middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Chicago, Houston, Los Angeles and New York. THL Credit is a direct lender to lower middle market companies that invests primarily in directly originated first lien and second lien secured loans, including through unitranche investments. In certain instances, THL Credit also makes subordinated debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities, and direct equity co-investments. THL Credit targets investments primarily in lower middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

ABOUT THL CREDIT ADVISORS LLC

THL Credit Advisors LLC (“THL Credit Advisors”) is an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, collateralized loan obligations, separately managed accounts and co-mingled funds. THL Credit Advisors and its subsidiary maintain a variety of advisory and sub-advisory relationships across their investment platforms, including THL Credit, Inc. (Nasdaq: TCRD), a publicly traded business development company, and THL Credit Senior Loan Fund (NYSE: TSLF), a non-diversified, closed-end management investment company.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Matt Benson

212-687-8080

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